N / E / W / S R / E / L / E / A / S / E

November 12, 2013

FOR IMMEDIATE RELEASE
For more information, contact:
David L. Ortega, First Vice President/Director of Investor Relations
765-378-8937
http://www.firstmerchants.com

SOURCE: First Merchants Corporation, Muncie, Indiana

First Merchants Corporation Announces the Completion of Merger with CFS Bancorp

First Merchants Corporation (NASDAQ: FRME) successfully completed its previously announced merger with CFS Bancorp, Inc. (NASDAQ: CITZ), of Munster, Indiana on Tuesday, November 12, 2013. In connection with the merger, Citizens Financial Bank has also merged with and into First Merchants Bank. The combined First Merchants Bank has 95 banking centers in Illinois, Indiana and Ohio and approximately $3.5 billion in loans, $4.3 billion in deposits, and total assets and shareholders’ equity of $5.5 billion and $653 million, respectively. The full integration of Citizens Financial Bank under the First Merchants brand will be completed during the 1st quarter of 2014.

As part of the $140 million merger, shareholders of CFS Bancorp will receive 0.65 shares of First Merchants Corporation common stock for each share of CFS Bancorp common stock held. CFS Bancorp shareholders will receive information shortly on how to exchange their CFS Bancorp shares for shares of the merged company.

Michael C. Rechin, First Merchants Corporation's Chief Executive Officer, added, "We are pleased that this merger received overwhelming approval by CFS and First Merchants shareholders. Citizens’ clients will now have access to expanded product and service options including trust services, wealth management and insurance. With the capital resources and lending capacity that First Merchants provides, it will enable us to focus on growth in the Northwestern Indiana and Northeastern Illinois community markets, both logical geographic extensions of the First Merchants franchise. We are excited about the addition of new markets to serve and new bankers to manage our growing business."

Founded in 1934, Citizens Financial Bank built a long history of deep-rooted commitment to community banking by providing personalized financial services solutions to consumer and business clients. Daryl D. Pomranke, President and CEO of Citizens stated, "We are excited about becoming part of the First Merchants family, and believe this partnership benefits our clients, shareholders and communities. Our clients will now have access to a broader network and expanded products and services, while still enjoying community banking service delivered by people they know and trust. For several years now, our executive management team has been driven to be the community bank of choice in our marketplace. Our bankers look forward to taking advantage of new product capabilities and continuing to build momentum with our clients as First Merchants. The core values of both companies share a commitment to local decision making, personal service, long-term relationships and community involvement." Mr. Pomranke and Dale S. Clapp, Citizens’ Executive Vice President, will continue to manage the Lakeshore Region of First Merchants Bank, with Mr. Pomranke serving as Regional President.

About First Merchants Corporation

First Merchants Corporation is a financial holding company headquartered in Muncie, Indiana. The Corporation is comprised of First Merchants Bank, N.A., which also operates as Lafayette Bank & Trust, Commerce National Bank, and First Merchants Trust Company as divisions of First Merchants Bank, N.A. First Merchants Corporation also operates First Merchants Insurance Group, a full-service property casualty, personal lines, and healthcare insurance agency.

First Merchants Corporation’s common stock is traded on the NASDAQ Global Select Market System under the symbol FRME. Quotations are carried in daily newspapers and can be found on the company’s Internet web page (http://www.firstmerchants.com).

Forward-Looking Statements

The information presented herein contains forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, would”, “should”, “could”, “might”, “can”, “may”, or similar expressions. These forward-looking statements include, but are not limited to, statements relating to the benefits of the merger (the “Merger”) between First Merchants Corporation (“First Merchants”) and CFS Bancorp, Inc. (“CFS”), including future financial and operating results, cost savings, enhanced revenues, and accretion/dilution to reported earnings that may be realized from the Merger, as well as other statements of expectations regarding the Merger, and other statements of First Merchants’ goals, intentions and expectations; statements regarding the First Merchants’ business plan and growth strategies; statements regarding the asset quality of First Merchants’ loan and investment portfolios; and estimates of First Merchants’ risks and future costs and benefits, whether with respect to the Merger or otherwise. These forward-looking statements are subject to significant risks, assumptions and uncertainties that may cause results to differ materially from those set forth in forward-looking statements, including, among other things: the risk that the businesses of the First Merchants and CFS will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected time frame; revenues following the Merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the Merger; possible changes in economic and business conditions; the existence or exacerbation of general geopolitical instability and uncertainty; the ability of First Merchants and CFS to integrate recent acquisitions and attract new customers; possible changes in monetary and fiscal policies, and laws and regulations; the effects of easing restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the credit worthiness of customers and the possible impairment of collectability of loans; fluctuations in market rates of interest; competitive factors in the banking industry; changes in the banking legislation or regulatory requirements of federal and state agencies applicable to bank holding companies and banks like First Merchants’ affiliate bank; continued availability of earnings and excess capital sufficient for the lawful and prudent declaration of dividends; changes in market, economic, operational, liquidity, credit and interest rate risks associated with the First Merchants’ business; and other risks and factors identified in each of First Merchants’ filings with the Securities and Exchange Commission. First Merchants does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this presentation or news release. In addition, First Merchants’ and CFS’s past results of operations do not necessarily indicate anticipated future results.

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